SUBADVISORY AGREEMENT

THIS SUBADVISORY AGREEMENT is made and entered into as of December ___, 2021, by and between Sterling Capital Management LLC (the “Adviser”), a limited liability company organized under the laws of North Carolina and registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and GQG Partners LLC (the “Subadviser”), a limited liability company organized under the laws of Delaware and registered under the Advisers Act, with respect to the series set forth in Exhibit A of the Agreement (each a “Fund” and, collectively, the “Funds”), each of which are series of the Northern Lights Fund Trust IV, a Delaware statutory trust (the “Trust”).

Recitals

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the 14th day of July, 2020 (the “Advisory Agreement”), as amended October 13, 2020, been retained to act as investment adviser for the Funds;

WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Subadviser to construct and maintain on a continuous basis one or more separate account model portfolios (each, a “Model Portfolio”) subject to the stated investment policies and restrictions of one or more Funds as set forth in each Fund’s prospectus (“Prospectus”) and statement of additional information (“SAI”) as currently in effect and, as supplemented or amended from time to time, each Model Portfolio to be utilized by Adviser in the investment of the assets of a specific Fund in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to each Fund:

1.         Engagement of Subadviser. Subject to the terms of this Agreement, the Adviser hereby engages the Subadviser to design, monitor on a continuous basis and, as may be necessary, advisable or desirable, update one or more Model Portfolios subject to the stated investment policies and restrictions of the Funds as set forth in each Fund’s Prospectus and SAI as currently in effect and, as supplemented or amended from time to time, and subject to the supervision and directions of the Adviser and the oversight of the Board of Trustees of the Trust, which Model Portfolios will be used by the Adviser for the investment of certain assets of the Funds; and the Subadviser hereby accepts such engagement. It is recognized that the Subadviser and certain of its affiliates may act as investment adviser to one or more other investment companies and other managed accounts and that the Adviser and the Trust do not object to such activities.

2.         Duties of Subadviser and Adviser.

(a)                Recommendations and Investment Discretion. The Subadviser is hereby authorized and directed and hereby agrees to provide non-discretionary investment advisory services to the Adviser by providing the Adviser with investment recommendations for each Model Portfolio in accordance with the Prospectus and the SAI of a Fund (i.e., the Fund for which the Model Portfolio is provided). With respect to each Fund, the Subadviser agrees to provide a Model Portfolio with a target weight for each security and cash in the Model Portfolio and to communicate any changes to the Model Portfolio to the Adviser. The Subadviser shall continuously monitor and update each Model Portfolio by using the platform provider’s designated portal or other interface or methodology (e.g., Excel spreadsheet). The Subadviser is also responsible for verifying each Model Portfolio’s accuracy and completeness before communicating the Model Portfolio to the Adviser. The Subadviser is responsible for confirming that all changes made to each Model Portfolio’s recommendations and/or positions have been timely and accurately placed according to the agreed-upon delivery process, and the Subadviser shall immediately report to the Adviser any errors made with respect any Model Portfolio it maintains pursuant to this Agreement. Subject to the terms of Section 11(a) of this Agreement, the Subadviser is responsible to the extent that any trade losses are incurred by the Funds and/or the Adviser solely as a result of the Subadviser’s failure to properly update the Model Portfolio. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Funds, and generally as to the conditions of the Funds’ or the Trust’s affairs. The Subadviser agrees to provide the Adviser and the Chief Compliance Officer and other officers of the Trust with such assistance as may be reasonably requested in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Model Portfolios, and generally as to the conditions of the Model Portfolios ‘ or the Trust’s affairs.

The Adviser will have sole responsibility for (i) implementing each Model Portfolio for the Funds and determining or recommending, as applicable, the securities to be purchased, held and sold for each Fund’s account and (ii) placing orders for the execution of all purchase and sale transactions for each Fund’s account. The Subadviser will not be deemed to have investment discretion with respect to securities that are purchased or sold for any Fund. The Adviser will exercise “investment discretion” over each Fund within the meaning of Section 13(f) of the Securities and Exchange Act of 1934 (the “Exchange Act”), and the Adviser shall be responsible for all applicable filing requirements under the Exchange Act, including without limitation Sections 13(d), 13(g) and 13(f), and the rules and regulations thereunder. The Adviser acknowledges and agrees that the Subadviser will typically communicate updates to the Model Portfolio to the Adviser at the end of each trading day after the Subadviser has, on behalf of its other clients (including employee accounts and/or funds in which its employees have ownership interests), already transacted in securities represented in the Model Portfolio (e.g., the Subadviser will typically effect trades in any given security on behalf of the Subadviser’s discretionary clients before communicating updates to the Model Portfolio that reflect a change in weight to that security).

(b)                Compliance with Applicable Laws and Governing Documents. In the performance of its services under this Agreement, the Subadviser shall, with respect to each Model Portfolio, act in conformity with the Fund’s Prospectus and SAI, and the Trust’s Agreement and Declaration of Trust and By-Laws as currently in effect and received in writing from the Adviser and, as soon as practical after the Trust, the Funds or the Adviser notifies the Subadviser thereof, as supplemented, amended and/or restated from time to time and received in writing from the Adviser (referred to hereinafter as the “Declaration of Trust” and “By-Laws,” respectively) and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will, with respect to the Model Portfolio, conform to, and comply with, the applicable requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations. Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Trust’s Declaration of Trust and By-Laws, the Fund’s Prospectus and the SAI, the instructions and directions received in writing from the Adviser or the Trustees of the Trust, the 1940 Act, the Code, and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring each Fund’s compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Funds. The Adviser will provide the Subadviser with those portions of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may materially affect the services of the Subadviser, copies of any financial statements or reports made by the Funds to their shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement. The Subadviser shall provide the Adviser notice in writing: (1) immediately upon becoming statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser: and (2) immediately upon notice if the Subadviser is no longer majority diverse-owned (i.e., greater than 50 percent owned and/or controlled by persons of designated diverse backgrounds, including women, racial minorities, LGBTQ+ individuals, veterans, and disabled individuals, or as “majority diverse-owned” is otherwise defined in the Prospectus and the SAI) in conflict with the Prospectus and the SAI.

The Adviser will provide the Subadviser with reasonable advance written notice of any change in any Fund’s investment objectives, policies and restrictions as stated in the Prospectus and SAI, and, subject to the ability to object described below, the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Model Portfolio consistent with such changes, provided that the Subadviser has received prompt written notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus and SAI reflecting such changes. If the Subadviser objects to managing the Model Portfolio consistent with any such change, the Subadviser shall promptly notify the Adviser of its objection, and the parties shall cooperate with each other to resolve any areas of disagreement. The Adviser acknowledges and will ensure that the Prospectus and SAI will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Funds, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and the Adviser acknowledges and agrees that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus and SAI. The Subadviser hereby agrees to provide to the Adviser and the Trust in a timely manner following request by the Adviser or the Trust such information relating to the Subadviser and its relationship to, and actions for, the Funds as may be required to be contained in the Prospectus, SAI or in the Trust’s Registration Statement on Form N-1A and any amendments thereto.

(c)                Voting of Proxies. The Adviser retains authority to exercise voting rights with respect to the securities and other investments held by the Funds. The Subadviser shall not be required to vote any proxies or respond to any corporate actions on behalf of securities included in its Model Portfolios.

(d)                Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Funds; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Funds if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least a quarterly basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which include (i) certifying to the Adviser and the Trust that the Subadviser and its Access Persons have complied with the Subadviser’s Code of Ethics with respect to the Funds and (ii) identifying any material violations which have occurred with respect to the Funds. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Trust’s Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

Prior to communicating to the Adviser one or more changes to a Model Portfolio, the Subadviser and its affiliates and their personnel may not improperly trade securities with knowledge of such changes.

(e)                Books and Records. The Subadviser shall maintain books and records as are required by Rule 31a-1 under the 1940 Act (other than those records maintained by the Adviser, administrator, custodian, transfer agent or other service provider to the Funds) relating to its obligations hereunder with respect to the Funds (the “Funds’ Records”). Copies of the Funds’ Records shall be made available to the Adviser or the Trust (or their agents) within 48 hours upon reasonable request during normal business hours. Without limiting the foregoing, the Subadviser shall maintain records of all investment recommendations made for the Model Portfolios, which are required pursuant to Rule 204-2 under the Advisers Act.

(f)                 Information Concerning the Funds and Subadviser. From time to time as the Adviser or the Trust reasonably may request in good faith, the Subadviser will furnish the requesting party reports on the Model Portfolios, all in such reasonable detail as the parties may reasonably agree in good faith. The Subadviser will also inform the Adviser in a timely manner (not less than 3 business days) of material changes in portfolio managers responsible for the Model Portfolios, any material changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser; provided, that in the event that such change in ownership will result in Subadviser no longer being majority diverse-owned (i.e., greater than 50 percent owned and/or controlled by persons of designated diverse backgrounds, including women, racial minorities, LGBTQ+ individuals, veterans, and disabled individuals, or as “majority diverse-owned” is otherwise defined in the Prospectus and the SAI) in conflict with the Prospectus and the SAI, Subadviser shall inform Adviser as soon as possible in advance of the effective date of such change in ownership (subject to Adviser’s requirement to maintain the confidentiality of such information). Upon the Trust’s or the Adviser’s reasonable request, the Subadviser will make available one or more of its officers and/or employees to meet with the Trust’s Board of Trustees to review the performance of the Model Portfolios via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

Subject to the other provisions of this Agreement, the Subadviser will also provide such information or perform such additional acts with respect to the Funds as are reasonably required and customarily provided by non-discretionary subadvisers for the Trust or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

(g)                Custody Arrangements. The Subadviser shall not act as custodian for the assets of any Fund or take or have possession of any assets of any Fund and shall not be responsible or liable for any action taken or not taken by any custodian to any Fund.

3.          Independent Contractor. In the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority beyond the authority given in this Agreement to act for or represent the Funds, the Trust or the Adviser in any way or otherwise be deemed an agent of the Funds, the Trust or the Adviser.

4.          Expenses. During the term of this Agreement, the Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust’s, the Funds’ or Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Funds and any losses incurred in connection therewith, expenses of holding or carrying a Fund’s assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to a Fund’s assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Funds’ custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Funds for sale in the various states; freight and other charges in connection with the shipment of the Funds’ portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Funds or the Adviser as may be reasonably incurred by the Subadviser on behalf of the Funds or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

5.          Investment Analysis and Commentary. The Subadviser will provide Adviser with quarterly performance analysis and market commentary relating to the Model Portfolio or its applicable strategy composite (the “Investment Report”) during the term of this Agreement in a mutually agreed-upon format. The Subadviser will use its best efforts to deliver the Investment Report within fifteen (15) days after the end of each quarter. In addition, interim Investment Reports shall be issued at such times as may be mutually agreed upon by the Adviser and the Subadviser. The subject of each Investment Report shall be mutually agreed upon. Subject to applicable law, the Adviser may publicly distribute the Investment Report.

6.          Compensation. For the services provided pursuant to this Agreement, the Subadviser is entitled to an annual fee under the terms set forth on Exhibit A hereto.

7.          Limited Use of Model Portfolio; Subadvising Other Exchange-Traded Funds. The Adviser agrees that each Model Portfolio provided by the Subadviser pursuant to this Agreement may be used solely with respect to, and solely for the purposes of, the Fund with which it is associated and only as contemplated herein. Neither the Adviser nor the Trust shall use any Model Portfolio (or any portion thereof) for any purpose not related to the Fund with which it is associated. The Subadviser agrees that if it enters into a subadvisory agreement to provide subadvisory services for another pooled investment vehicle (e.g., mutual fund, exchange-traded fund, etc.) with a diversity, equity and inclusion focus, then it will provide prior written notice to the Adviser before it begins to sub-advise the pooled investment vehicle.

8.          Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Trust as follows:

(a)                The Subadviser is registered as an investment adviser under the Advisers Act;

(b)                The Subadviser is a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)                The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary actions of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

(d)                The Form ADV of the Subadviser provided to the Adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Subadviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

9.          Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

(a)                The Adviser is registered as an investment adviser under the Advisers Act;

(b)                The Adviser is a limited liability company duly organized and validly existing under the laws of the State of North Carolina with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)                The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unitholder, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d)                The Form ADV of the Adviser provided to the Subadviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(e)                The Adviser acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement; and

(f)                 The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of the Fund and the use of model portfolios provided by such subadviser, including without limitation the Adviser’s entering into and performing this Agreement.

10.         Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser and the Adviser pursuant to the recitals above and Sections 8 and 9, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

11.         Liability and Indemnification.

(a)                Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties hereunder or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any losses, expenses or liability to the Adviser, the Trust or the Funds or any of the Funds’ shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of assets of a Fund. The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 11(c) below), in the absence of willful misfeasance, bad faith, or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of assets if a Fund. Notwithstanding the foregoing, nothing herein shall constitute a waiver or limitation by either party of any rights that may not be waived or limited under federal or state securities laws.

(b)                Indemnification. The Subadviser shall indemnify the Adviser and its Affiliates and Controlling Persons for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which the Adviser and its Affiliates and Controlling Persons may sustain as a direct result of the Subadviser’s willful misfeasance, bad faith, gross negligence in the performance of its duties hereunder, or by reason of the Subadviser’s reckless disregard of its duties hereunder. Unless otherwise obligated under applicable law that cannot be waived or limited, the Subadviser shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a direct result of the Adviser’s willful misfeasance, bad faith, gross negligence in the performance of its duties hereunder or under the Investment Advisory Agreement between the Adviser and the Trust, or by reason of the Adviser’s reckless disregard of its duties hereunder or under the Investment Advisory Agreement between the Adviser and the Trust. Unless otherwise obligated under applicable law that cannot be waived or limited, the Adviser shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

(c)                The Subadviser shall not be liable to the Adviser for acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request.

12.         Term; Duration and Termination.

(a)        Term. This Agreement shall be effective on the date upon which the Subadviser begins to manage the assets of a Fund.

(b)        Duration. Unless sooner terminated, this Agreement shall continue for an initial period of no more than one (1) year following the date upon which the Subadviser begins to manage the assets of a Fund, and thereafter shall continue automatically for successive annual periods with respect to the Fund, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or vote of the lesser of (a) 67% of the shares of the applicable Fund represented at a meeting if holders of more than 50% of the outstanding shares of the applicable Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the applicable Fund; provided, that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(c)        Termination. This Agreement shall automatically terminate in the event of the termination of the Advisory Agreement. Notwithstanding whatever may be provided herein to the contrary, this Agreement may also be terminated at any time with respect to a Fund, without payment of any penalty:

(i)                 By vote of a majority of the Trust’s Board of Trustees, or by “vote of a majority of the outstanding voting securities” of the Funds (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days’ written notice to the Subadviser;

(ii)               By any party hereto upon written notice to the other party in the event of a breach of any provision of this Agreement by the other party if the breach is not cured within 15 days of notice of the breach;

(iii)             By the Adviser, (1) immediately upon notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser, (2) immediately upon notice if Subadviser is no longer majority diverse-owned (i.e., greater than 50 percent owned and/or controlled by persons of designated diverse backgrounds, including women, racial minorities, LGBTQ+ individuals, veterans, and disabled individuals, or as “majority diverse-owned” is otherwise defined in the Prospectus and the SAI) in conflict with the Prospectus and the SAI, or (3) upon not less than 30 days’ prior written notice to the Subadviser and the Trust for any reason; or

(iv)              By the Subadviser upon not less than 90 days’ prior written notice to the Adviser and the Trust for any reason.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

13.         Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Funds.

14.         Reference to Adviser and Subadviser.

(a)                The Subadviser grants, subject to the conditions below, the Adviser non-exclusive rights to use, display and promote trademarks of the Subadviser in conjunction with any lawful activity associated with the Funds. In addition, subject to applicable law, the Adviser may promote the identity of and services provided by the Subadviser to the Adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials. The Adviser shall protect the goodwill and reputation of the Subadviser in connection with marketing and promotion of the Funds. The Adviser shall submit to the Subadviser for its review and approval all such public informational materials relating to the Funds that refer to any recognizable variant or any registered mark or logo or other proprietary designation of the Subadviser. Approval shall not be unreasonably withheld by the Subadviser and notice of approval or disapproval will be provided in a timely manner. Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Subadviser may be used by the Adviser without obtaining the Subadviser’s consent unless such consent is withdrawn in writing by the Subadviser.

(b)                Neither the Subadviser nor any Affiliate or agent of the Subadviser shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Funds or to the Subadviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed. The Subadviser hereby agrees to make all reasonable efforts to cause any Affiliate of the Subadviser to satisfy the foregoing obligation.

15.         Amendment. This Agreement may be amended in writing by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Funds (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

16.         Confidentiality. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any information pertaining to the (i) other party (the “Disclosing Party”) or the Funds or (ii) actions of the Subadviser, the Adviser and the Funds in respect thereof; except to the extent:

(a)                Authorized. The Disclosing Party has authorized such disclosure;

(b)                Court or Regulatory Authority. Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

(c)                Publicly Known Without Breach. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(d)                Already Known. Such information already was known by the party prior to the date hereof;

(e)                Received From Third Party. Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Funds’ custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

(f)                 Independently Developed. The party independently developed such information.

By way of clarification, nothing will prevent or preclude either party from using or disclosing confidential information to its affiliates or to its representatives, consultants, advisers or other agents (or those of its affiliates) (“Representatives”) for the purposing of performing its duties under this Agreement or for other legal, regulatory and risk management purposes (including but not limited to internal or external audits, exams or reviews that may be conducted by such party, its affiliates or an applicable regulatory agency), provided that the disclosing party shall make any Representatives aware of the obligations of confidentiality under this Agreement and shall ensure compliance by such Representatives with the confidentiality obligations herein.

In addition, the Subadviser and its officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Funds, as a result of disclosing the Funds’ portfolio holdings. The Subadviser agrees, consistent with its Code of Ethics that neither it nor its officers, directors or employees may engage in personal securities transactions based on non-public information about the Funds’ portfolio holdings.

17.         Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)        If to the Subadviser:

GQG Partners LLC

450 East Las Olas Boulevard, Suite 750

Fort Lauderdale, FL 33301

Attention: General Counsel

E-mail: GQGLegal@gqgpartners.com and GQGCompliance@gqgpartners.com

(b)        If to the Adviser:

Sterling Capital Management LLC

4350 Congress Street, Suite 1000

Charlotte, NC 28209

Attention: Head of Fund Administration

Phone: (704) 372-8670

with a copy to Adviser’s Chief Operating Officer at the same address

18.         Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

19.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument. The parties may transmit counterparty signature pages via email or facsimile in portable document format (.pdf) or other readily available format or in electronic signature format and such emailed or facsimile transmitted or electronically signed execution shall have the full force and effect of an original signature.

20.         Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

21.         Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

22.         Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

23.         Force Majeure. In the event any party is unable to perform its obligations or duties under the terms of this Agreement because of acts of God, strikes, riots, acts of war, equipment failures, power or other utility failures or damage or other cause reasonably beyond its control, such party shall not be liable for any and all losses, damage, costs, charges, counsel fees, payments, expenses or liability to any other party (whether or not a party to this Agreement) resulting from such failure to perform its obligations or duties under this Agreement or otherwise from such causes. This provision shall in no way excuse any party from any liability that results from the party’s failure to have in place appropriate and reasonable disaster recovery plans or business continuity plans designed to enable that party to perform its obligations and duties under this Agreement.

24.         Entire Agreement. This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

STERLING CAPITAL MANAGEMENT LLC

By:

Name:

Title:

GQG PARTNERS LLC

By:

Name:

Title:

By:

Name:

Title:

SUB-ADVISORY AGREEMENT

Between Sterling Capital Management LLC

and GQG Partners LLC

EXHIBIT A

FUNDS OF THE TRUST

NAME OF FUND	ANNUAL SUB-ADVISORY FEE
Sterling Capital Diverse Multi-Manager Active ETF (DEI)	0.25% (25 basis points)

The Sub-Advisory Fee Rate is determined by dividing the Annual Sub-Advisory Fee set forth in the table above by the number of the days in the current year and multiplying by the number of days in the current month.

Pursuant to Section 6 of this Agreement, the Adviser shall pay the Subadviser a fee equal to the product of (x) the Sub-Advisory Rate multiplied by (y) the average daily balance of the Fund’s assets (i.e., securities and cash) managed by the Subadviser as directed by the Model Portfolio during the prior calendar month. No later than the 15th day following the end of each month, the Adviser shall provide to the Subadviser the average monthly balance of the Fund’s assets managed by the Subadviser as directed by the Model Portfolio for the prior month. The Adviser will compute the fee due to the Subadviser monthly and pay such fee to the Subadviser no later than the fifteenth (15th) day following the end of each month.